EXHIBIT 4.26


                       ADDENDUM TO CONVERTIBLE DEBENTURE AND
                         WARRANT TO PURCHASE COMMON STOCK

This Addendum to Convertible Debenture and Warrant to Purchase Common Stock ("Addendum") is entered into as of the _____ day of January
2006 by and between Gameznflix, Inc., a Nevada corporation
("Gameznflix"), and Golden Gate Investors, Inc., a California corporation ("GGI").

WHEREAS, GGI and Gameznflix are parties to that certain 4 _ %
Convertible Debenture dated as of November 11, 2004 ("Debenture");
and

WHEREAS, GGI and Gameznflix are parties to that certain Warrant to Purchase Common Stock dated as of November 11, 2004 ("Warrant"); and

WHEREAS, the parties desire to amend the Debenture and Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Integrated and GGI agree as follows:

All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture or Purchase Agreement.

The Principal Amount of the Debenture is hereby increased by $150,000 to $300,000. Immediately upon execution of this Addendum by both parties, GGI shall wire $150,000 to Gameznflix. For the additional $150,000 Principal Amount, the $0.015 figure in the second paragraph of section 3.1(a) of the Debenture is changed to $0.005. In connection with such addition of principal to the Debenture, Gameznflix also grants GGI the right to purchase 15,000,000 shares of Common Stock under the Warrant, on the same terms and conditions as the Warrant.

Except as specifically amended herein, all other terms and conditions of the Debenture and Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, Gameznflix, Inc. and GGI have caused this
Addendum to be signed by its duly authorized officers on the date first set forth above.

Gameznflix, Inc.                       Golden Gate Investors, Inc.

By: __________________________         By: _______________________________

Name: ________________________         Name: _____________________________

Title: _________________________       Title: ______________________________